SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported): July 18, 1995


                                    Citicorp

               (Exact name of registrant as specified in charter)


         Delaware                     1-5738                    13-2614988
(State or other jurisdiction                                  (IRS Employer
    of incorporation)         (Commission File Number)    Identification Number)




  399 Park Avenue, New York, New York                              10043
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number,
including area code:                                           (212) 559-1000



                                 Not Applicable
         (Former name or former address, if changed since last report)

Item 5. Other Events


         CITICORP'S PRETAX EARNINGS INCREASE 25% IN 1995 SECOND QUARTER


Key Results
($ Millions, except per-share and ROE)

                        Second Quarter             Six Months
                     1995    1994  Change     1995   1994  Change
                     ----    ----  ------     ----   ----  ------
Total Revenue       $4,923  $4,228  16%      $9,588 $8,363   15%
   (Adjusted)
Earnings Before
   Income Taxes      1,398   1,122  25        2,757  2,121   30
Net Income             853     877  (3)       1,682  1,430   18
Net Income Per Share
   (Fully Diluted)    1.57    1.64  (4)        3.09   2.66   16
Return on Total
   Equity            18.1%   23.4%            18.4%  19.9%

     On July 18, 1995 Citicorp reported net income of $853 million in the 1995 second quarter, 3% lower than the same 1994 quarter, which included $200 million of tax benefits. Earnings before income taxes were 25% higher in the 1995 second quarter than in the same year-earlier quarter.

     "We're pleased with these results, which show that we can deliver sustained performance in diverse economic environments around the world," commented John
S. Reed, Chairman of the global bank. "Revenues were up nicely, led by a 10% increase in our global consumer business and a strong recovery in our capital markets results from last year's depressed levels."

         Citicorp in the quarter completed the redemption of 39% of its PERCS Conversion Preferred Stock. Late in the quarter, it also initiated a program to buy back up to $3 billion of common or convertible preferred stock over 24 months and repurchased $50 million of common shares during the quarter.

         Citicorp continued to strengthen its balance sheet, with total capital at $27.3 billion at June 30, 1995; the estimated Tier 1 ratio at 8.4%, slightly above its target range; and reserves at $5.3 billion. Seven internationally recognized credit rating agencies, including most recently Standard & Poor's, now have rated Citibank at the "double A" level in their review of the company in 1995.

         The results in the second quarter reflected the following factors, all compared with the same 1994 quarter:

     * Operating margin (adjusted revenue less adjusted expense) of $2.1 billion was 20% higher. The expense/revenue ratio at 57.1% improved from 58.5%. The currency translation effect of the weak U.S. dollar against European and Asian currencies increased both revenue and operating expense by approximately 3%.

     * The $695 million, or 16%, gain in revenue (adjusted primarily for the effect of credit card securitizations) reflected increases in a number of areas: $304 million from the consumer and corporate businesses in emerging markets (which included a $70 million increase in trading-related revenues), $149 million from trading-related revenues in developed economies, and $124 million of net increases from investment activities.

          (Trading-related revenues include reported trading revenue, which increased by $306 million, and trading- related net interest and other revenue, which decreased by $87 million.)

     * Adjusted operating expense increased 14% -- approximately 7% from business expansion, 3% from currency translation, and 1% each from marketing programs, investments in technology, incentive compensation and other items.

     * Consumer credit costs increased a modest $31 million to $616 million. Improved loss rates in the U.S. card portfolio, though bottoming out, partially offset the effect of higher volumes in U.S. cards. Economic slowdowns in Mexico and Argentina and higher losses in Germany also contributed to the increase. Commercial credit costs at $23 million were $50 million lower.

     * Return on total equity was 18.1%, in line with Citicorp's target. Average total equity increased by $3.9 billion.



                            Global Consumer Business


($ Millions)                     Second Quarter
                               1995        1994     Change
                               ----        ----     ------
Total Revenue                $3,019      $2,752       10%
Total Operating Expense       1,688       1,508       12
Operating Margin              1,331       1,244        7
Credit Costs                    616         585        5
Net Income                      442         410        8

         Global Consumer revenue grew by $267 million, led by revenues from emerging markets, which increased 22% to $750 million of the total $3 billion. The increase in expenses reflected broad business expansion in the Asia Pacific and Latin America regions, as well as spending for cards in the United States and Europe.

     The number of cards worldwide increased from the same 1994 quarter by 14% to 57 million, continuing Citibank's global leadership position.

     Bankcards in the United States continued to show positive results in receivables, growth of accounts and charge volume. Revenue growth for U.S. bankcards, however, continued to be slowed by tighter spreads and the partial elimination of fees. Managed receivables rose to $40.6 billion, up $6.7 billion or 20% from June 30, 1994 and total accounts to 24.3 million, up 3.3 million or 16%. Total charge volumes increased by $4.3 billion to $21.2 billion, up 25%.

     Marketing programs in the Asia Pacific region contributed to the worldwide increase in cards. The introduction of the co- branded American Airlines AAdvantage card in Brazil and Chile received strong customer response, and the card will be introduced in other Latin American countries later this year. Spending was increased for activities in preparation for launching Citibank's co-branded railroad card in Germany.

     The consumer business continued its expansion of "model branches," which are branches redesigned to provide customers with convenient, efficient access to an array of services. During the quarter, 26 such branches were opened; 17 were conversions of existing branches and 9 were additions to the networks in Argentina, Australia, Brazil, France, India, the United Kingdom and the United States. Of Citibank's 1,200 consumer branches worldwide, 350 are now model branches. Experience continues to show that the operating margin in model branches is higher than in traditional branches.

     Marketing programs to expand volume for Citigold, which is Citibank's integrated offering to customers actively managing their financial affairs, continued worldwide, and Citibank launched two additional mutual funds for sale in Singapore, Hong Kong and Taiwan.

                             Global Finance Business


($ Millions)                     Second Quarter
                                1995        1994    Change
                                ----        ----    ------
Total Revenue                 $1,716      $1,251      37%
Total Operating Expense        1,004         829      21
Operating Margin                 712         422      69
Credit Costs (Recoveries)          7         (8)      NM
Net Income                       537         282      90

         The 37% increase in Global Finance worldwide revenues primarily reflected higher trading revenues, driven by customer- related activity, and venture capital results. Trading-related revenues of $490 million in the quarter included $88 million of net interest and other revenue, compared with revenues of $293 million that included $174 million of net interest and other revenue in the same 1994 quarter. Revenues from the World Corporation Group's multinational customers increased at double-digit rates.

     Net income from corporate banking in emerging markets increased by $124 million to $303 million in the 1995 second quarter, reflecting trading results, particularly with Latin American customers. Net income from corporate banking activities in North America, Europe and Japan increased by $131 million to $234 million, as trading and venture capital results improved.

     Contributing to the expense increase were compensation increases to support revenue growth; investments to expand custody- related services, particularly in Europe; business expansion in emerging markets; and investments in operations and technology.

     During the quarter, Citibank opened a branch for corporate banking in Bangladesh and a subsidiary in Tanzania, and the Board of Directors approved plans to open a corporate business branch in South Africa and a representative office in Romania. Citicorp also received regulatory authorization to underwrite and deal in equity securities in the United States, which it will use primarily to link issuers in emerging markets with investors in developed markets.

     Citibank won 37 awards in "Euromoney" magazine's annual rankings, including best bank worldwide and best bank in emerging markets. For the 17th straight year, Citibank was named best bank for foreign exchange in the "Euromoney" customer survey.


                                      Other

     North America Commercial Real Estate reported a loss of $13 million in the 1995 second quarter, compared with a loss of $72 million in the same 1994 quarter.

     Commercial cash basis loans and OREO (Other Real Estate Owned) of $2.7 billion at June 30, 1995 were down sharply from $4.7 billion a year earlier, principally reflecting reductions in the North America Commercial Real Estate portfolio.

         The cross-border refinancing portfolio reported net income of $36 million, compared with $53 million in the year-earlier quarter.

     Corporate items included a $43 million after-tax investment writedown in Latin America. The 1994 quarter included net asset gains of $74 million after tax, which included benefits from completion of the Brazil refinancing agreement.


                                  Income Taxes

         The effective tax rate in the 1995 second quarter was 39%, compared with 22% in the same 1994 quarter, which included the recognition of certain deferred tax benefits. The rates for the six month periods were 39% in 1995 and 30% in 1994.







                              Capital and Reserves

         In the second quarter $75 million above credit write-offs was provided for reserves. The credit loss reserve on the balance sheet totaled $5.3 billion at June 30, 1995, up from $4.9 billion at June 30, 1994.

     Total regulatory capital at June 30, 1995 was $27.3 billion, estimated to be 12.4% of risk-adjusted assets, and the Tier 1 capital ratio was estimated to be 8.4%, compared with 7.1% at 1994 midyear.

Tables detailing key financial data, an analysis of operating margin, pretax earnings, business results and credit indicators follow, along with financial statements. Further details concerning the financial results will be available in August in Citicorp's Form 10-Q.

Page 7 - Citicorp Second Quarter 1995 results - 7/18/95

KEY RATIOS & OTHER CONSOLIDATED FINANCIAL DATA


                                Second Quarter    Six Months
                                 1995    1994    1995    1994
                                ------  ------  ------  ------
NET INCOME ($M):
 Before Cumulative Effect
  of Accounting Change.......  $  853  $  877  $1,682  $1,486
 After Cumulative Effect
  of Accounting Change(A)....     853     877   1,682   1,430


NET INCOME PER COMMON SHARE:

On Common & Common
 Equivalent Shares
 Before Cumulative Effect
  of Accounting Change.......  $ 1.76  $ 1.83  $ 3.47  $ 3.07
 After Cumulative Effect
  of Accounting Change(A)....    1.76    1.83    3.47    2.94

Assuming Full Dilution
 Before Cumulative Effect
  of Accounting Change.......  $ 1.57  $ 1.64  $ 3.09  $ 2.77
 After Cumulative Effect
  of Accounting Change(A)....    1.57    1.64    3.09    2.66

COMMON STOCKHOLDERS' EQUITY
 PER SHARE...................  $37.35  $29.54

CLOSING STOCK PRICE
 AT QUARTER END..............  $57.88  $39.88

PROFITABILITY RATIOS (Annualized):

Return on Total Assets:
 Before Accounting Change....    1.25%   1.36%   1.25%   1.17%
 After Accounting Change(A)      1.25    1.36    1.25    1.15

Return on Common Stockholders'
 Equity:
 Before Accounting Change....    20.9%   28.7%   21.3%   24.5%
 After Accounting Change(A)..    20.9    28.7    21.3    24.0

Return on Total Stockholders'
 Equity:
 Before Accounting Change....    18.1%   23.4%   18.4%   20.3%
 After Accounting Change(A)..    18.1    23.4    18.4    19.9

CAPITAL:

 Tier 1 ($B).................  $ 18.6  $ 15.0
 Tier 1 & 2 ($B)(B)..........    27.3    24.5

 Tier 1 Ratio(B).............     8.4%    7.1%
 Tier 1 & 2 Ratio(B).........    12.4    11.6

 Common Equity as a
   % of Total Assets.........     6.0%    4.5%
 Total Equity as a
   % of Total Assets.........     7.6%    6.1%

DIVIDENDS DECLARED ($M):
   Common....................  $  119  $   58  $  238  $   58
   Preferred.................      96      91     188     178




(A) The 1994 results reflect the cumulative effect of adopting
    SFAS No. 112, "Employers' Accounting for Postemployment
    Benefits," as of January 1, 1994.
(B) 1995 Estimated.

Page 8 - Citicorp Second Quarter 1995 results - 7/18/95


OPERATING MARGIN
($ Millions)

                              Second Quarter      Six Months
                               1995    1994      1995    1994
                              ------  ------    ------  ------

Total Revenue............    $4,689  $4,050    $9,132  $7,911

Effect of Credit Card
 Securitization..........       226     264       448     532
Net Cost to Carry(A).....         8      31         8      60
Capital Building
 Transactions............         -    (117)        -    (140)
                              -----   -----     -----   -----
Adjusted Revenue.........     4,923   4,228     9,588   8,363
                              -----   -----     -----   -----

Total Operating Expense..     2,798   2,456     5,491   4,903

Net OREO Costs (B).......        13      19        13      (9)
                              -----   -----     -----   -----

Adjusted Operating
 Expense.................     2,811   2,475     5,504   4,894
                              -----   -----     -----   -----

Operating Margin.........     2,112   1,753     4,084   3,469

Consumer Credit
 Costs (C)...............       616     585     1,152   1,199
Commercial Credit
 Costs (D)...............        23      73        25     133
                              -----   -----     -----   -----
Operating Margin
 Less Credit Costs.......     1,473   1,095     2,907   2,137

Additional Provision:
 Consumer(E).............        50      50       100     100
 Commercial(E)...........        25      50        50     100
 Refinancing Portfolio(F)         -     (10)        -     (44)

Capital Building
 Transactions............         -     117         -     140
                              -----   -----     -----   -----
Income Before Taxes and
 Cumulative Effect of
  Accounting Change......    $1,398  $1,122    $2,757  $2,121
                              =====   =====     =====   =====

(A) Principally the net cost to carry commercial cash-basis loans and Other Real Estate Owned (OREO).
(B) Principally writedowns, gains and losses on sales, and direct revenue and expense related to commercial OREO.
(C) Principally consumer net credit write-offs adjusted for the effect of credit card receivables securitization.
(D) Includes commercial net credit write-offs, net cost to carry, and net OREO costs.
(E) Represents provision for credit losses in excess of net write-offs.
(F) Amount represents the release of a portion of the commerical allowance attributable to the cross-border refinancing portfolio.

Page 9 - Citicorp Second Quarter 1995 results - 7/18/95


BUSINESS FOCUS
Net Income (Loss)

($ Millions)

                              Second Quarter    Six Months
                              1995   1994(A)   1995   1994(A)
                             ------  ------   ------  ------

Global Consumer:
 North America, Europe
   and Japan............    $  251  $  249   $  525  $   504
 Emerging Markets.......       191     161      381      332
                             -----   -----    -----    -----

Total Global Consumer...       442     410      906      836
                             -----   -----    -----    -----

Global Finance:
 North America, Europe
   and Japan............       234     103      365      196
 Emerging Markets.......       303     179      506      346
                             -----   -----    -----    -----

Total Global Finance....       537     282      871      542
                             -----   -----    -----    -----

Core Businesses.........       979     692    1,777    1,378
                             -----   -----    -----    -----

North America Commercial
  Real Estate...........       (13)    (72)     (13)    (148)

Cross-Border Refinancing
  Portfolio.............        36      53      101      101

Corporate Items(B)......      (149)    204     (183)     155
                             -----   -----    -----    -----
                               853     877    1,682    1,486
Cumulative Effect of
  Accounting Change(C)..         -       -        -      (56)
                             -----   -----    -----    -----
Total Citicorp..........    $  853  $  877   $1,682  $ 1,430
                             =====   =====    =====    =====




(A) Reclassified to conform to current quarter's presentation. (B) See Corporate Items page for details. (C) The 1994 results reflect the cumulative effect of adopting

   SFAS No. 112, "Employers' Accounting for Postemployment
    Benefits," as of January 1, 1994.

Page 10 - Citicorp Second Quarter 1995 results - 7/18/95

GLOBAL CONSUMER
($ Millions)             Second Quarter  %      Six Months    %
                          1995   1994(A)Chg    1995   1994(A)Chg
                         ------  ------ ---   ------  ------ ---

Total Revenue.......... $2,790  $2,487   12  $5,495  $4,980   10
                         -----   -----        -----   -----
Total Operating Expense  1,696   1,517   12   3,333   3,016   11
                         -----   -----        -----   -----
Provision For
 Credit Losses.........    429     361   19     788     739    7
                         -----   -----        -----   -----
Income Before Taxes....    665     609    9   1,374   1,225   12
Income Taxes...........    223     199   12     468     389   20
                         -----   -----        -----   -----
Net Income............. $  442  $  410    8  $  906  $  836    8
                         =====   =====        =====   =====

Average Assets ($B).... $  119  $  103   16  $  118  $  103   15

Return on Assets.......   1.49%   1.60%   -    1.55%   1.64%   -

OTHER DATA:

North America, Europe
  and Japan:
Net Income............. $  251  $  249    1  $  525  $  504    4
Average Assets($B).....     85      74   15      84      75   12
Return on Assets.......   1.18%   1.35%   -    1.26%   1.36%   -

Emerging Markets:
Net Income............. $  191  $  161   19  $  381  $  332   15
Average Assets($B).....     34      29   17      34      28   21
Return on Assets.......   2.25%   2.23%   -    2.26%   2.39%   -

Adjusted for Credit-
 Related Items:

 Total Revenue(B):
   North America,
    Europe and Japan... $2,269  $2,138    6  $4,484  $4,286    5
   Emerging Markets....    750     614   22   1,466   1,229   19
                         -----   -----        -----   -----
 Total Global Consumer. $3,019  $2,752   10  $5,950  $5,515    8
                         =====   =====        =====   =====

 Other Operating
  Expense(C):
   North America,
    Europe and Japan... $1,272  $1,162    9  $2,512  $2,311    9
   Emerging Markets....    416     346   20     812     680   19

                         -----   -----        -----   -----
 Total Global Consumer. $1,688  $1,508   12  $3,324  $2,991   11
                         =====   =====        =====   =====

 Credit Costs (D):
   North America,
    Europe and Japan... $  552  $  545    1  $1,046  $1,121   (7)
   Emerging Markets....     64      40   60     106      78   36
                         -----   -----        -----   -----
 Total Global Consumer. $  616  $  585    5  $1,152  $1,199   (4)
                         =====   =====        =====   =====

(A) Reclassified to conform to current quarter's presentation.
(B) Adjusted principally for the effect of credit card receivables securitization.
(C) Excludes writedowns, gains and losses on sales, and direct expense related to OREO for certain real estate lending activities.
(D) Principally net credit write-offs adjusted for the effect of credit card receivables securitization. Includes U.S. credit card net credit losses for both held and securitized receivables of $366 million and $703 million for the 1995 second quarter and six months, respectively, and $346 million and $725 million for the comparable periods of 1994.

Page 11 - Citicorp Second Quarter 1995 results - 7/18/95

GLOBAL FINANCE
($ Millions)            Second Quarter   %     Six Months     %
                         1995   1994(A) Chg   1995   1994(A) Chg
                        ------  ------  ---  ------  ------  ---
Total Revenue......... $1,717  $1,240   38  $3,166  $2,443   30
                        -----   -----        -----   -----
Total Operating
 Expense..............    995     801   24   1,927   1,590   21
                        -----   -----        -----   -----
Provision For
 Credit Losses........     42      21   NM      58     (13)  NM
                        -----   -----        -----   -----
Income Before Taxes...    680     418   63   1,181     866   36
Income Taxes..........    143     136    5     310     324   (4)
                        -----   -----        -----   -----
Net Income............ $  537  $  282   90  $  871  $  542   61
                        =====   =====        =====   =====

Average Assets ($B)... $  141  $  138    2  $  141  $  136    4

Return on Assets......   1.53%   0.82%   -    1.25%   0.80%   -

OTHER DATA:

North America, Europe
  and Japan:
Net Income............ $  234  $  103   NM  $  365  $  196   86
Average Assets($B)....     95      96   (1)     96      94    2
Return on Assets......   0.99%   0.43%   -    0.77%   0.42%   -

Emerging Markets:
Net Income............ $  303  $  179   69  $  506  $  346   46
Average Assets($B)....     46      42   10      45      42    7
Return on Assets......   2.64%   1.71%   -    2.27%   1.66%   -

Adjusted for Credit-
 Related Items:

 Total Revenue(B):
   North America,
    Europe and Japan.. $1,001  $  704   42  $1,807  $1,398   29
   Emerging Markets...    715     547   31   1,348   1,057   28
                        -----   -----        -----   -----
 Total Global Finance. $1,716  $1,251   37  $3,155  $2,455   29
                        =====   =====        =====   =====

 Other Operating
  Expense(C):
   North America,
    Europe and Japan.. $  654  $  548   19  $1,277  $1,087   17
   Emerging Markets...    350     281   25     660     544   21

                        -----   -----        -----   -----
 Total Global Finance. $1,004  $  829   21  $1,937  $1,631   19
                        =====   =====        =====   =====

 Credit Costs (D):
   North America,
    Europe and Japan.. $   (2) $  (15)  87  $  (30) $  (61)  51
   Emerging Markets...      9       7   29      17      (5)  NM
                        -----   -----        -----   -----
 Total Global Finance. $    7  $   (8)  NM  $  (13) $  (66)  80
                        =====   =====        =====   =====

(A) Reclassified to conform to current quarter's presentation.
(B) After adding back the net cost to carry cash-basis loans and OREO.
(C) Excludes writedowns, gains and losses on sales, and direct revenue and expense related to OREO.
(D) Includes net write-offs (recoveries), the net cost to carry cash-basis loans and OREO, as well as writedowns, gains and losses on sales, and direct revenue and expense related to OREO.
NM Not meaningful,as percentage exceeds 100%.

Page 12 - Citicorp Second Quarter 1995 results - 7/18/95


NORTH AMERICA COMMERCIAL REAL ESTATE
($ Millions)

                         Second Quarter   %     Six Months     %
                          1995   1994(A) Chg   1995   1994(A) Chg
                         ------  ------  ---  ------  ------  ---

Total Revenue.........  $   26  $   25    4  $   79  $   45   76
                         -----   -----        -----   -----
Total Operating
 Expense..............      21      35  (40)     52      97  (46)
                         -----   -----        -----   -----
Provision For
 Credit Losses........      22     101  (78)     38     207  (82)
                         -----   -----        -----   -----

(Loss) Before Taxes...     (17)   (111)  85     (11)   (259)  96

Income (Benefit) Taxes      (4)    (39)  90       2    (111)  NM
                         -----   -----        -----   -----
Net Loss..............  $  (13) $  (72)  82  $  (13) $ (148)  91
                         =====   =====        =====   =====


OTHER DATA:
Average Assets ($B)...  $    6  $    9  (33) $    6  $    9  (33)

Adjusted for Credit-
Related Items:
  Total Revenue (B)...  $   32  $   44  (27) $   91  $   90    1
  Total Operating
   Expense (C)........      33      35   (6)     64      72  (11)
  Credit Costs (D)....      16      82  (80)     38     201  (81)



(A) Reclassified to conform to current quarter's presentation.
(B) After adding back the net cost to carry cash-basis loans and OREO.
(C) Excludes writedowns, gains and losses on sales, and direct revenue and expense related to OREO.
(D) Includes net write-offs, the net cost to carry cash-basis loans and OREO, as well as writedowns, gains and losses on sales, and direct revenue and expense related to OREO.
NM Not meaningful, as percentage exceeds 100%.

Page 13 - Citicorp Second Quarter 1995 results - 7/18/95


CROSS-BORDER REFINANCING PORTFOLIO
($ Millions)

                     Second Quarter   %    Six Months      %
                      1995   1994(A) Chg  1995   1994(A)  Chg
                     ------  ------  ---  ------  ------  ---
Total Revenue...... $   45  $   55  (18) $  123  $   82   50
                     -----   -----        -----   -----
Total Operating
 Expense...........      5       5    -      10      10    -
                     -----   -----        -----   -----
Provision For
 Credit Losses.....      -     (11)  NM       -     (46)  NM
                     -----   -----        -----   -----
Income Before Taxes     40      61  (34)    113     118   (4)
Income Taxes.......      4       8  (50)     12      17  (29)
                     -----   -----        -----   -----
Net Income......... $   36  $   53  (32) $  101  $  101    -
                     =====   =====        =====   =====


OTHER DATA:

Average Assets ($B) $    3  $    3    -  $    3  $    3    -



CORPORATE ITEMS
($ Millions)

                     Second Quarter  %     Six Months     %
                     1995   1994(A) Chg   1995   1994(A) Chg
                     -----  ------  ---   -----  ------  ---
Total Revenue...... $  111  $  243  (54) $  269  $  361  (25)
                     -----   -----        -----   -----
Total Operating
 Expense...........     81      98  (17)    169     190  (11)
                     -----   -----        -----   -----
Income Before Taxes     30     145  (79)    100     171  (42)
Income Taxes.......    179     (59)  NM     283      16   NM
                     -----   -----        -----   -----
Net(Loss)Income(B). $ (149) $  204   NM  $ (183) $  155   NM
                     =====   =====        =====   =====

(A) Reclassified to conform to current quarter's presentation.
(B) Corporate Items includes net after-tax gains from capital building transactions of $74 million ($117 million before taxes) for the second quarter 1994 and $88 million ($140 million before taxes) for the six months of 1994. Additionally, Corporate Items includes the offset created by attributing income taxes to business activities on a local tax basis. Second quarter and six months 1994 amounts also reflect $200 million and $220 million, respectively, of deferred tax benefits.
NM Not meaningful, as percentage exceeds 100%.

Page 14 - Citicorp Second Quarter 1995 results - 7/18/95

ASSET QUALITY

COMMERCIAL CASH-BASIS LOANS AND OREO
($ Millions)                2Q      1Q      4Q      3Q      2Q
                           1995    1995    1994    1994    1994
                          -----   -----   -----   -----   -----
Comm'l Cash-Basis Loans:
 Collateral-Dependent
 (At lower of cost or
  collateral value)(A).. $1,040  $1,329  $1,347  $1,993 $ 2,289

 Other..................    582     654     666     736     774
                          -----   -----   -----   -----   -----
 Comm'l Cash-Basis Loans
 (excluding Refinancing)  1,622   1,983   2,013   2,729   3,063

 Cross-Border
  Refinancing...........     30      58     104     140     165
                          -----   -----   -----   -----   -----
Total Commercial
 Cash-Basis Loans.......  1,652   2,041   2,117   2,869   3,228
Commercial OREO(A)......  1,054   1,014     958   1,427   1,428
                          -----   -----   -----   -----   -----
Total Commercial
 Cash-Basis Loans & OREO $2,706  $3,055  $3,075  $4,296  $4,656
                          =====   =====   =====   =====   =====

ALLOWANCE FOR CREDIT LOSSES
                            2Q      1Q      4Q      3Q      2Q
                           1995    1995    1994    1994    1994
                          -----   -----   -----   -----   -----
Global Consumer......... $1,923  $1,897  $1,834  $1,790  $1,711
Commercial..............  3,385   3,373   3,321   3,270   3,201
                          -----   -----   -----   -----   -----
Total................... $5,308  $5,270  $5,155  $5,060  $4,912
                          =====   =====   =====   =====   =====

Reserve for Global Consumer
 Sold Portfolios........ $  467  $  450  $  422  $  467  $  503


ALLOWANCE AS A PERCENTAGE
  OF TOTAL LOANS
                            2Q      1Q      4Q      3Q      2Q
                           1995    1995    1994    1994    1994
                          -----   -----   -----   -----   -----
Global Consumer.........   1.91%   1.93%   1.90%   1.97%   2.00%
Commercial..............   5.90    5.79    5.95    5.90    5.76

Total...................   3.36%   3.37%   3.38%   3.46%   3.48%

ADDITIONAL DATA
                            2Q      1Q      4Q      3Q      2Q
                           1995    1995    1994    1994    1994
Commercial Allowance      -----  ------   ------  ------  ------
 as a % of Total Commercial
 Cash-Basis Loans.......    205%    165%    157%    114%     99%

Commercial Allowance
 as a % of Non-Collateral
 Dependent Commercial
 Cash-Basis Loans.......    553%    474%    431%    373%    341%

Commercial Renegotiated
 Loans(B)............... $  385  $  338  $  718  $  524  $  417

Consumer Cash-Basis:
  Loans................. $2,697  $2,693  $2,604  $2,772  $2,846
  Assets Pending
   Disposition (At lower
    of cost or collateral
    value).............. $  195  $  209  $  195  $  163  $  468
Consumer OREO........... $  545  $  601  $  569  $  565  $  693

Refer to the Asset Quality Notes on the following page.

Page 15 - Citicorp Second Quarter 1995 results - 7/18/95

(A) The table above presents data in a manner which distinguishes cash-basis collateral-dependent loans from other cash-basis loans. A cash-basis loan is defined as collateral dependent when repayment is expected to be provided solely by the underlying collateral and there are no other available and reliable sources of repayment, in which case the loans are written down to the lower of cost or collateral value.

(B) Amount at December 31, 1994 includes $385 million of loans which were renegotiated during 1994 at a market rate of interest and are performing, and accordingly, ceased to be reported as Renegotiated Loans in 1995.

Page 16 - Citicorp Second Quarter 1995 results - 7/18/95

DETAILS OF CREDIT LOSS EXPERIENCE

($ Millions)

                         2Q      1Q      4Q      3Q      2Q
                        1995    1995    1994    1994    1994
                       ------  ------  ------  ------  ------
NET WRITE-OFFS
 (RECOVERIES):

Global Consumer...... $  379  $  309  $  399  $  315  $  311

North America
 Commerical
  Real Estate........     22      16      51      62      63

Global Finance.......     17      (9)     28     (41)      9
                       -----   -----   -----   -----   -----
Total Commercial
 (excluding)
  Refinancing).......     39       7      79      21      72
                       -----   -----   -----   -----   -----
Cross-Border
 Refinancing(A)......     13     (23)    (20)    (19)   (329)
                       -----   -----   -----   -----   -----

Total................ $  431  $  293  $  458  $  317  $   54
                       =====   =====   =====   =====   =====



                         2Q      1Q      4Q      3Q      2Q
                        1995    1995    1994    1994    1994
                       -----   -----   -----   -----   -----
PROVISION FOR
 CREDIT LOSSES:

Global Consumer...... $  429  $  359  $  449  $  365  $  361

North America
 Commerical
  Real Estate........     22      16      88      99     101

Global Finance.......     42      16      41     (28)     21
                       -----   -----   -----   -----   -----
Total Commercial
 (excluding)
  Refinancing).......     64      32     129      71     122
                       -----   -----   -----   -----   -----
Cross-Border
 Refinancing.........      -       -     (20)      -     (11)

                       -----   -----   -----   -----   -----

Total................ $  493  $  391  $  558  $  436  $  472
                       =====   =====   =====   =====   =====


                         2Q      1Q      4Q      3Q      2Q
                        1995    1995    1994    1994    1994
                       -----   -----   -----   -----   -----
COMMERCIAL NET
 OREO WRITEDOWNS:

North America
 Commercial
  Real Estate........ $    9  $   10  $    7  $   24  $   12
Global Finance.......    (10)     (1)    (14)     (9)    (25)
                       -----   -----   -----   -----   -----
Total................ $   (1) $    9  $   (7) $   15  $  (13)
                       =====   =====   =====   =====   =====



(A) Includes a credit recovery of $318 million in the second quarter of 1994 as part of the step-up to market value of instruments received pursuant to the Brazil refinancing agreement completed in that quarter.

Page 17 - Citicorp Second Quarter 1995 results - 7/18/95

CONSOLIDATED STATEMENT OF INCOME       CITICORP and Subsidiaries
(In Millions of Dollars,
 Except Per Share Amounts)

                        Second Quarter   %      Six Months     %
                         1995    1994  Chg    1995     1994   Chg
                        ------  ------ ---   ------   ------  ---
 Interest Revenue....  $5,713  $6,896  (17) $11,310  $13,354 (15)
 Interest Expense....   3,245   4,738  (32)   6,517    9,111 (28)
                        -----   -----        ------   ------
Net Interest Revenue.   2,468   2,158   14    4,793    4,243  13
                        -----   -----        ------   ------
 Fees & Commissions..   1,263   1,239    2    2,525    2,498   1
 Trading Account.....     142      19   NM      181       24  NM
 Foreign Exchange....     323     140   NM      628      206  NM
 Securities Trans....      18     123  (85)      44      173 (75)
 Other Revenue.......     475     371   28      961      767  25
                        -----   -----        ------   ------
Total Fees, Comm
 and Other Revenue...   2,221   1,892   17    4,339    3,668  18
                        -----   -----        ------   ------
TOTAL REVENUE........   4,689   4,050   16    9,132    7,911  15
                        -----   -----        ------   ------
PROVISION FOR
 CREDIT LOSSES.......     493     472    4      884      887   -
                        -----   -----        ------   ------
 Operating Expense:
  Salaries...........   1,119     974   15    2,199    1,928  14
  Employee Benefits..     343     285   20      641      568  13
  Net Premises &
   Equipment Expense.     417     370   13      827      760   9
  Other Expense......     919     827   11    1,824    1,647  11
                        -----   -----        ------   ------
TOTAL OPERATING
 EXPENSE.............   2,798   2,456   14    5,491    4,903  12
                        -----   -----        ------   ------
INCOME BEFORE TAXES
 AND CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE  1,398   1,122   25    2,757    2,121  30
 Income Taxes........     545     245   NM    1,075      635  69
                        -----   -----        ------   ------
INCOME BEF. CUMULATIVE
 EFFECT OF ACCTG CHANGE   853     877   (3)   1,682    1,486  13

Cumulative Effect of
 Accounting Change(A)       -       -    -        -      (56) NM
                        -----   -----        ------   ------
NET INCOME...........  $  853  $  877   (3) $ 1,682  $ 1,430  18
                        =====   =====        ======   ======
INCOME APPLICABLE
 TO COMMON STOCK.....  $  757  $  790   (4) $ 1,492  $ 1,256  19

                        =====   =====        ======   ======

EARNINGS PER SHARE :

On Common & Common Equiv. Shs
 Income Before Cumulative
  Effect of Acctg Chg. $ 1.76  $ 1.83       $  3.47  $  3.07
 Income After Cumulative
  Effect of Acctg Chg.   1.76    1.83          3.47     2.94

Assuming Full Dilution
 Income Before Cumulative
  Effect of Acctg Chg. $ 1.57  $ 1.64       $  3.09  $  2.77
 Income After Cumulative
  Effect of Acctg Chg.   1.57    1.64          3.09     2.66






(A) The 1994 results reflect the cumulative effect of adopting
    SFAS No. 112, "Employers' Accounting for Postemployment
    Benefits," as of January 1, 1994.
NM Not meaningful, as percentage exceeds 100%.

Page 18 - Citicorp Second Quarter 1995 results - 7/18/95

CONSOLIDATED BALANCE SHEET            CITICORP and Subsidiaries
(In Millions of Dollars)

                                      June 30       Dec. 31    %
                                        1995          1994    Chg
                                      -------       -------   ---
ASSETS
Cash and Due from Banks.........     $  6,801      $  6,470    5
Deposits at Interest with Banks.        8,738         6,862   27
Securities:
 Held to Maturity...............        5,046         5,092   (1)
 Available for Sale.............       13,730        13,602    1
 Venture Capital................        1,713         2,009  (15)
Trading Account Assets..........       37,875        38,875   (3)
Federal Funds Sold &
 Securities Purchased
 Under Resale Agreements........        7,594         6,995    9
Loans, Net of Unearned Income
 Consumer.......................      100,852        96,600    4
 Commercial.....................       57,335        55,820    3
                                      -------       -------
    Total Loans, Net............      158,187       152,420    4
Allowance for Credit Losses.....       (5,308)       (5,155)  (3)
Customers' Acceptance Liability.        1,409         1,420   (1)
Premises & Equipment, Net.......        4,363         4,062    7
Interest & Fees Receivable......        2,680         2,654    1
Other Assets....................       14,166        15,183   (7)
                                      -------       -------
Total...........................     $256,994      $250,489    3
                                      =======       =======

LIABILITIES
Non-Int. Deposits (in the U.S.).     $ 12,421      $ 13,648   (9)
Int. Deposits (in the U.S.).....       36,411        35,699    2
Non-Int. Deposits (Outside the
 U.S.)..........................        8,473         7,212   17
Int. Deposits(Outside the U.S.).      105,817        99,167    7
                                      -------       -------
    Total Deposits..............      163,122       155,726    5

Trading Account Liabilities.....       23,111        22,382    3
Purchased Funds &
 Other Borrowings...............       16,662        20,907  (20)
Acceptances Outstanding.........        1,419         1,440   (1)
Accrued Taxes & Other Expenses..        5,359         5,493   (2)
Other Liabilities...............        9,110         8,878    3
Long-Term Debt..................       17,375        16,497    5
Subordinated Capital Notes......        1,337         1,397   (4)

STOCKHOLDERS' EQUITY
Preferred Stock
 (Without Par Value)............        4,020         4,187   (4)

Common Stock (Par value $1.00)..          441           421    5
Surplus.........................        4,887         4,194   17
Retained Earnings...............       10,817         9,561   13
Net Unrealized Gains-
 Securities Available for Sale..          204           278  (27)
Foreign Currency Translation....         (408)         (471)  13
Common Stock in Treasury,
 at Cost........................         (462)         (401) (15)
                                      -------       -------
    Total Stockholders' Equity..       19,499        17,769   10
                                      -------       -------
Total...........................     $256,994      $250,489    3
                                      =======       =======

Page 19 - Citicorp Second Quarter 1995 results - 7/18/95


ADDITIONAL FINANCIAL DATA


                      2Q       1Q       4Q       3Q       2Q
                     1995     1995     1994     1994     1994
                    ------   ------   ------   ------   ------
NET INTEREST
 REVENUE(A)

Net Interest
 Revenue($M).....  $ 2,476 $  2,333 $  2,328 $  2,352 $  2,170

Net Interest
 Margin..........     4.42%    4.23%    4.21%    4.37%    4.15%

ADJUSTED TO EXCLUDE
THE EFFECT OF CREDIT
CARD SECURITIZATION:

Net Interest
 Revenue($M).....  $ 2,973 $  2,801 $  2,798 $  2,862 $  2,710
Net Interest
 Margin..........     4.80%    4.61%    4.61%    4.80%    4.64%




CONSOLIDATED AVERAGE
 BALANCES

                      2Q       1Q       4Q       3Q       2Q
                     1995     1995     1994     1994     1994
                    ------   ------   ------   ------   ------

Loans ($B):
 Consumer........  $    99 $     96 $     93 $     87 $     84
 Commercial......       57       56       56       56       55
                    ------   ------   ------   ------   ------
Total Average
 Loans...........  $   156 $    152 $    149 $    143 $    139
                    ======   ======   ======   ======   ======


Total Average
 Assets($B)......  $   273 $    269 $    267 $    265 $    258

Avg. Interest
 Earning
 Assets($B)......  $   225 $    224 $    219 $    214 $    210

Common
 Stockhlders'
 Equity ($M).....  $14,568 $ 13,653 $ 13,003 $ 12,023 $ 11,049

Preferred
 Equity ($M).....    4,326    4,262    4,187    4,116    3,975
                    ------   ------   ------   ------   ------
Total Average
 Stockholders'
 Equity ($M).....  $18,894 $ 17,915 $ 17,190 $ 16,139 $ 15,024
                    ======   ======   ======   ======   ======

(A) Taxable Equivalent Basis.

Page 20 - Citicorp Second Quarter 1995 results - 7/18/95


EARNINGS PER SHARE DATA

(Before Cumulative Effect
 of Accounting Change in 1994)



                            Second Quarter        Six Months
                            1995      1994      1995      1994
                          -------   -------   -------   -------
On Common and Common
 Equivalent Shares(A):

 Earnings($ Millions)..  $    780  $    813  $  1,539  $  1,359

 Shares (in thousands).   444,489   443,285   443,607   442,272

 Earnings Per Share....  $   1.76  $   1.83  $   3.47  $   3.07



Assuming Full Dilution(B):

 Earnings($ Millions)..  $    814  $    847  $  1,607  $  1,427

 Shares (in thousands).   519,471   516,760   520,794   515,530

 Earnings Per Share....  $   1.57  $   1.64  $   3.09  $   2.77




COMMON SHARES OUTSTANDING
(In Thousands)

End-Of-Period..........                       414,403   391,281







(A) For earnings per share on common and common equivalent shares, dividends on Conversion Preferred Stock, Series 15 ($23 million in the second quarter of 1995 and 1994 and $47 million in both six month periods) are added back to income applicable to common stock, and the number of shares issuable on conversion (29 million shares in the second quarter of 1995, 33 million shares for the six month period of 1995, and 43 million shares in the second quarter and six month period of 1994) are added back to weighted-average shares outstanding. Also added to shares outstanding are other common equivalent shares and, as to the undistributed portion of earnings, book value shares issuable under certain benefit plans.

(B) For earnings per share assuming full dilution, the dividends on Conversion Preferred Stock, Series 15 (see amounts in Note (A) above) are added back to income applicable to common stock, and the number of shares issuable on conversion (29 million shares in the second quarter of 1995, 33 million shares for the six month period of 1995, and 43 million shares in the second quarter and six month period of 1994) are added to weighted-average shares outstanding. Additionally, dividends on Convertible Preferred Stock, Series 12 and 13 ($34 million in the second quarter of 1995 and 1994 and $68 million in both six month periods) are also added back to income applicable to common stock, and the shares issuable on conversion (73 million shares) are added to shares outstanding. The number of common equivalent and book value shares are calculated on a fully diluted basis as well.

Page 21 - Citicorp Second Quarter 1995 results - 7/18/95


OTHER REVENUE DATA

                               Second Quarter     Six Months
                               1995    1994(A)   1995    1994(A)
                              ------  ------    ------  ------
OTHER REVENUE
($ Millions)

Securitized Credit
 Card Receivables............$  244  $  236    $  460  $  444

Venture Capital .............   188      25       273     104

Affiliate Earnings...........    52      52       107     117

Mortgage Pass-Through
 Securitization Activity.....    14      (9)       15     (47)


Foreign Currency Translation
 Gains.......................     2       7         5       7

Capital Building Transactions     -      46         -      69

Net Asset Gains and
 Other Items.................   (25)     14       101      73
                              -----   -----     -----   -----
  Total......................$  475  $  371    $  961  $  767
                              =====   =====     =====   =====



(A) Reclassified to conform to current quarter's presentation.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report and amendment to be signed on its behalf by the undersigned thereunto duly authorized.



                                    CITICORP
                                    (Registrant)


                                      By:/s/ Thomas E. Jones
                                         -----------------------------
                                         Thomas E. Jones
                                         Executive Vice President
                                         A Principal Financial Officer




Dated:  July 21, 1995